ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the Office of	Business Number E0268922008-4
	Filing Number 20110079564-15
Secretary of State	Filed On 01/31/2011
State Of Nevada	Number of Pages 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

ALL STATE PROPERTIES HOLDINGS, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

5,000,000,000 Shares Authorized Par Value $.0001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

7,000,000,000,[redacted] Shares Authorized Par Value $.0001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

7. Effective date of filing: (optional) January 31, 2011

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X E Robert Gates

Signature of Officer

Authorized Consultant

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected

This form must be accompanied by appropriate fees

ALL STATE PROPERTIES HOLDINGS, INC.
ACTION BY WRITTEN CONSENT OF THE BOARD OF DIRECTORS

The undersigned, being the sole director of All State Properties Holdings, Inc., a Nevada corporation (the "Corporation"), hereby consents to and adopts the following resolution pursuant to the provisions of Nevada Statutes.

WHEREAS, the Board of Directors of the Corporation reviewed the authorized stock and deems it in the best commercial interests of the Corporation to seek Shareholder approval to amend the Articles of Incorporation so as to increase the number of Authorized shares from 5,000,000,000 to 7,000,000,000 shares.

NOW, THEREFORE, BE IT RESOLVED, that the Corporation hereby seek the consent of the majority of its shareholders to amend the Articles of Incorporation so as to increase the number of Authorized shares from 5,000,000,000 to 7,000,000,000 shares.

RESOLVED FURTHER, that the E. Robert Gates, as consultant to the Corporation, for and on behalf of the Corporation, is hereby authorized to execute any and all documents and perform any and all acts that they, in their sole and absolute commercial discretion, deem necessary or appropriate to affect the aforesaid Resolution.

IN WITNESS WHEREOF, the undersigned director of All State Properties Holdings, Inc. does hereby execute this Consent to Action to be effective as of January 31, 2011.

Francis Zubrowski
CEO